PRESS RELEASE

Company Contact:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Provides Business and Intellectual Property Update

AUSTIN, Texas, February 4, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS) today announced that it intends to appeal four adverse inter partes review (“IPR”) decisions from the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office which were issued on Friday, January 29, 2016. The decisions relate to two of Crossroads’ patents (U.S. Patent Nos. 6,425,035 and 7,051,147) which cover technology Crossroads considers fundamental to secure and efficient access to network storage systems. Crossroads believes there were errors of both fact and law in the rulings, and that the PTAB came to erroneous conclusions on all of the adverse IPR decisions.

Crossroads also announced additional actions to increase shareholder value. These actions are subject to obtaining necessary approvals and Crossroads can provide no assurance that any transaction will be consummated.

In the coming weeks, Crossroads will work with its partner, Fortress Investment Group, to explore near-term alternatives to monetize the 135 patents and pending patents that comprise the “non-972” Patent Portfolio.

Crossroads’ Board of Directors has also authorized management to explore strategic alternatives related to Crossroads’ product business, including the possibility of partnerships or an outright sale of that business.

Richard K. Coleman, Jr., President and CEO at Crossroads Systems stated, “Crossroads’ intellectual property represents nearly two decades of work by our skilled and dedicated employees, and our shareholders deserve to be compensated for the use of our technology. We remain committed to making that happen and resolute in our belief that we will prevail.”

About Crossroads Systems
Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the Company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.